UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2019

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            303-295-3995

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director; Appointment as Director Emeritus

On September 23, 2019, Michael J. Sullivan submitted his resignation as a director of Cimarex Energy Co. (the “Company” or “Cimarex”) effective as of September 30, 2019. Mr. Sullivan’s resignation was not a result of any disagreement with the Company regarding any matter relating to its operations, policies and practices.

In connection with his retirement from the Board, the Board appointed Mr. Sullivan effective September 30, 2019 as Director Emeritus for up to a two-year term ending on September 30, 2021. As compensation for serving as Director Emeritus, Mr. Sullivan will be entitled to an annual retainer of $85,000 payable on June 1, 2020 and a pro-rated retainer of $28,333 payable on June 1, 2021 for the period from June 1, 2021 through September 30, 2021. The Company also will enter into an indemnification agreement with Mr. Sullivan with substantially the same terms as his current indemnification agreement as a Director.

Election of Director

The Board of Directors of Cimarex approved the appointment of Kathleen A. Hogenson as a director of the Company effective immediately after the resignation of Michael J. Sullivan, which occurred on September 23, 2019. Ms. Hogenson also was appointed effective September 30, 2019 to serve on the Nominating Committee of the Board of Directors. Ms. Hogenson will stand for election as director by the shareholders at Cimarex’s annual meeting held in 2020.

Ms. Hogenson, 59, is President and Chief Executive Officer at Zone Oil & Gas LLC, an independent oil and gas advisory company focused on the acquisition, exploration, development, production optimization and the operation of oil and gas properties, which she co-founded in 2007. Ms. Hogenson has served as a director for First Quantum Minerals Ltd., a public Canadian-based mining and metals company traded on the Toronto Stock Exchange, since 2017. She also serves as a director for Verisk Analytics Inc., a publicly traded company on the Nasdaq, since 2016. From 2013 to 2016, Ms. Hogenson served as a director of Petrofac Ltd., an international oilfield services company listed on the London Stock Exchange. Prior to 2007, Ms. Hogenson served as President and Chief Executive Officer of Santos USA Corp. from 2001 to 2007. From 1998 to 2001, Ms. Hogenson served for Unocal Corp. in various positions including Vice President of Technology, Global Chief Engineer Reservoir, and Manager, Global Reservoir Technology. Ms. Hogenson’s over 35 years of experience in the oil and gas industry and extensive leadership roles are key attributes that make her well qualified to serve as a director of the Company.

As a non-employee director, Ms. Hogenson will be entitled to receive director compensation, which includes an annual retainer and equity in the form of restricted stock, previously approved by our Compensation and Governance Committee. On September 30, 2019, Ms. Hogenson will be paid on a pro rata basis until her election by the shareholders in 2020. As a result of the proration, on the effective date of her appointment as a director Ms. Hogenson will receive $70,000 of the $105,000 annual retainer and shares of restricted stock having a value of $133,333 of the $200,000 annual restricted share grant. The form of award agreement is incorporated by reference into this Form 8-K.

The Company and Ms. Hogenson also agreed to enter into an indemnification agreement in the form entered into with other directors and officers of the Company. The form of this agreement is incorporated by reference into this Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 23, 2019, the Company issued a press release concerning the appointment of Kathleen A. Hogenson as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

D.       Exhibits

Exhibit No.	Description

10.1	Director Emeritus Agreement dated September 30, 2019 between Cimarex Energy Co. and Michael J. Sullivan.

10.2	Form of Indemnification Agreement between Cimarex Energy Co. and each of its executive officers and directors. [Incorporated by references to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 26, 2013 (Commission File No. 001-31446).]

10.3	Form of Notice of Grant of Restricted Stock (Director) and Award Agreement. [Incorporated by references to Exhibit 10.2 to the Form 8-K filed on May 29, 2019 (Commission File No. 001-31446).]

99.1	Cimarex News Release, dated September 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: September 23, 2019	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President—General Counsel

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